Exhibit 4

                          AMENDMENT OF RIGHTS AGREEMENT
                          -----------------------------


         AMENDMENT dated as of February 14, 2002 (this "Amendment") to the Shareholder Rights Agreement ("Agreement") dated as of February 8, 2001 between SHELBOURNE PROPERTIES III, INC. (the "Company") and AMERICAN STOCK TRANSFER & TRUST COMPANY, as rights agent (the "Rights Agent").

         Pursuant to the terms of the Agreement and in accordance with Section 27 thereof, the Company and the Rights Agent hereby agree as follows:

         SECTION 1. Amendment to Rights Agreement. Section 1(w) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         "Related Party" shall mean the Operating Partnership and its affiliates (including any entity which it controls).

         SECTION 2. Full Force and Effect. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the terms thereof on the date hereof.

         SECTION 3. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and to be preformed entirely within such state.

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         IN WITNESS WHEREOF, the Company and the Rights Agent have caused this
Amendment to be duly executed as of the date first written above.

                                        SHELBOURNE PROPERTIES III, INC.


                                        By   /s/  Dallas E. Lucas
                                           --------------------------------
                                           Name: Dallas E. Lucas
                                           Title: Treasurer


                                        AMERICAN STOCK TRANSFER & TRUST COMPANY


                                        By   /s/  Joseph F. Wolf
                                           --------------------------------
                                           Name:  Joseph F. Wolf
                                           Title: Vice President

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